Exhibit 23.1



                               AUDITORS' CONSENT


The Board of Directors
Trans World Airlines, Inc.:

We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report, dated March 4, 1998 refers to the application of fresh start reporting as of September 1, 1995.

                                              /s/ KPMG Peat Marwick LLP
                                              -------------------------
                                              KPMG Peat Marwick LLP




Kansas City, Missouri
June 16, 1998